UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: October 18, 2013

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)	Compensatory Arrangements of Certain Officers.

Executive Officer Compensation. On October 18, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Oragenics, Inc. (the “Company”) authorized increases in the annual salary for each of the Company’s named executive officers currently employed with the Company in the amounts set forth below.

Employee	Current Annual Salary	Increase	New Annual Salary
Dr. John Bonfiglio	$280,000.00	$15,000.00	$295,000.00
Michael Sullivan	$180,000.00	$20,000.00	$200,000.00
Dr. Martin Handfield	$171,000.00	$9,000.00	$180,000.00

In addition, the Company has agreed to extend the reimbursement of certain relocation and temporary living expenses of Dr. Bonfiglio in the monthly amount up to $1,500, until December 31, 2013.

Long Term Performance Based Incentive Program (LTIP) Awards. On October 18, 2013, the Compensation Committee also determined that one of the performance goals established in the Company’s Long Term Incentive Programs (“LTIP”) as part of executive compensation had been achieved. The performance goal met was the goal related to the broadening of the Intrexon relationship to include a new area outside of lantibiotics. On September 30, 2013 the Company entered into a new exclusive channel collaboration agreement with Intrexon in the area of probiotics. As a result of the Compensation Committee’s determination, and pursuant to the LTIP, Dr. John Bonfiglio, the Company’s Chief Executive Officer, Michel Sullivan, the Company’s Chief Financial Officer, and Dr. Martin Handfield, the Company’s Vice President of Research and Development, were entitled to the awards of Company common stock under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) set forth in the table below.

Executive Officer Name and Position	Approved Award Percentage	Total Number of Shares of Common Stock Awarded	Number of Shares of Common Stock retained for Tax payments	Number of Shares of Common Stock Issued
John Bonfiglio, CEO	.50%	150,843	50,000	150,843

Michael Sullivan, CFO	.18%	54,304	19,000	54,304

Martin Handfield, VP R&D	.17%	51,287	15,287	51,287

Also on October 18, 2013 the Board met and determined that a similar performance goal under the previously established Long Term Incentive Program for the compensation of non-employee directors had been met. As a result, the Board approved the award under the 2012 Plan of 0.11% of the Company’s outstanding common stock, or 33,185 shares of common stock under the Plan, to each of the Company’s non-employee directors, Frederick Telling, Charles Pope, Alan Dunton, Christine Koski and Robert Koski. In addition, the Board determined to amend its non-employee director compensation program. In connection with each annual meeting of shareholders commencing with the 2013 Annual Meeting, each continuing non-employee director will be granted an award of 10,000 fully vested shares of the Company’s common stock under the Company’s 2012 Plan.

The closing price of the Company’s stock on October 18, 2013, was $2.99 per share and the Company had 30,168,613 shares of common stock outstanding prior to such awards.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 22nd day of October, 2013.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan

Michael Sullivan

Chief Financial Officer